Exhibit 99.1

Sino-Global Shipping America Announces Pricing of Approximately $13.6 million
Registered Direct Offering Priced At-The-Market

ROSLYN, N.Y., February 8, 2021 /PRNewswire/ -- Sino-Global Shipping America, Ltd. (NASDAQ: SINO) ("Sino-Global", the "Company" or "SINO"), a non-asset based global shipping and freight logistical integrated solutions provider, announced today that it has entered into a securities purchase agreement with certain accredited investors to purchase approximately $13.6 million worth of its common stock in a registered direct offering and warrants to purchase common stock in a concurrent private placement priced at-the-market under Nasdaq rules.

Under the terms of the securities purchase agreement, the Company has agreed to sell approximately 1,998,500 shares of the Company’s common stock. In a concurrent private placement, the Company has agreed to issue unregistered warrants to purchase up to approximately 1,998,500 shares of the Company’s common stock. The warrants will be exercisable immediately upon the date of issuance and have an exercise price of $6.805. The warrants will expire 5.5 years from the date of issuance. The purchase price for one share of common stock and a corresponding warrant will be $6.805. The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $13.6 million before deducting the placement agent’s fees and other estimated offering expenses. The registered direct offering and concurrent private placement are expected to close on or about February 10, 2021, subject to the satisfaction of customary closing conditions.

Maxim Group LLC (“Maxim”) is acting as sole placement agent in connection with this offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form F-3 (File No.: 333-222098) filed with the Securities and Exchange Commission (the “SEC”) dated December 15, 2017, as amended, and declared effective on February 16, 2018. A prospectus supplement related to the offering will be, filed with the SEC and available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement relating to the offering may be obtained, when available, by contacting: Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, by telephone: at (212) 895-3500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company's current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company's corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transaction; the business plans, objectives, expectations and intentions of the parties once the transaction is complete, and SINO's estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for the SINO’s products and services, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the other public filings with the SEC by SINO.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO's SEC filings are available publicly on the SEC's website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Tuo Pan, Acting Chief Financial Officer

1-718-888-1814

tinap@sino-global.com